EXHIBIT 23.2

Consent of Marlin Consulting Corp.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1of Barrel Energy Inc. of our report dated March 1, 2015, which is contained in Exhibit 99.1 to the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Marshall Diamond – Goldberg, Geologist

Marlin Consulting Corp.

March 1, 2015